Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

Tuesday, November 5, 2013

CONTACT:	Rob Swadosh / Patrick Malone The Dilenschneider Group 212-922-0900

INFUSYSTEM HOLDINGS, INC. TO ISSUE

THIRD QUARTER 2013 FINANCIAL RESULTS ON TUESDAY, NOVEMBER 12, 2013

Investor Conference Call to be Held at 9:00 a.m. Eastern Time

MADISON HEIGHTS, MI, November 5, 2013 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue results for the third quarter of 2013 on Tuesday, November 12, 2013 at approximately 7:00 a.m. Eastern Time.

The Company will also conduct a conference call for investors on Tuesday, November 12, 2013 at 9:00 a.m. Eastern Time to discuss third quarter performance and results. To participate in this call, please dial in toll-free (877) 261-8992 and use the confirmation number 36056983.

        A replay of the call will be available via the Company’s website for 90 days following the call at http://www.infusystem.com/investors.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support, and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

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